Exhibit 10.3

EXECUTION VERSION
Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, MA 02466

December 20, 2021
Kaltura, Inc.
250 Park Ave. South, 10th Floor
New York, NY 10003
Attention: General Counsel
Email: legal@kaltura.com

Second Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of January 14, 2021, as amended by that certain First Amendment to Credit Agreement, dated as of June 29, 2021 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among KALTURA, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Subject to the truthfulness of each of the representations and warranties of the Loan Parties set forth herein and so long as no Event of Default shall have occurred and be continuing or would result therefrom, effective immediately upon the execution hereof, the Loan Parties, the Required Lenders and the Administrative Agent have agreed to modify the Credit Agreement by amending and restating the definition of “Cash Equivalents” set forth in Section 1.1 of the Credit Agreement as follows:

““Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or (i) in the case of any Group Member organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Group Member is organized or has its principal place of business which are similar and of comparable credit quality to the items specified in clauses (b) through (h) above; or (j) investments permitted by the Borrower’s board-approved investment policy (as may be amended from time to time) as approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned; it being agreed that the investment policy approved by the Borrower’s board of directors on December 6, 2021 and delivered to the Administrative Agent on December 9, 2021 is acceptable).”

The Borrower and each other Loan Party hereby represents and warrants that after giving effect to the amendment contemplated hereby, (a) no Default or Event of Default has occurred and is continuing as of the date hereof, and (b) the representations and warranties set forth in this letter, the Credit Agreement and the other Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof as if made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or all respects, as applicable) as of such earlier date.

The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms (except as modified hereby) and hereby are ratified and confirmed in all respects. Each Loan Party hereby consents to this letter and confirms and reaffirms its obligations under each Loan Document to which it is a party. The execution, delivery and performance of this letter shall not, except as expressly set forth herein, operate as a waiver of or as an amendment of, any right, power or remedy of the Administrative Agent or the Lenders in effect prior to the date hereof or limit or diminish the obligations of any Loan Party, or release any Loan Party from any obligations under, any Loan Document to which it is a party. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non- compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default.

This letter constitutes a Loan Document and shall be governed and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York.

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Very truly yours, SILICON VALLEY BANK, as Administrative Agent, Issuing Lender, and a Lender By: /s/ Ryan Aberdale Name: Ryan Aberdale Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

ACCEPTED AND AGREED:

BORROWER:

KALTURA, INC.

By: /s/ Yaron Garmazi
Name: Yaron Garmazi
Title: Chief Financial Officer

GUARANTOR:

Executed as a deed by Michal Tsur Shalev
Kaltura Europe Limited
acting by /s/ Michal Tsur Shalev
                            Director

in the presence of:          )

/s/ Eran Shalev
Witness Signature
Name: Eran Shalev
Occupation: Professor

[Signature Page to Second Amendment to Credit Agreement]